UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2006

COMSYS IT PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13956	56-1930691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1800

Houston, Texas 77027

(Address of Principal Executive Offices)

(713) 386-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 9, 2006, the compensation committee of our board of directors approved a $500,000 annual base salary for Larry L. Enterline, our Chief Executive Officer. As disclosed in our Form 8-K filed on February 3, 2006, Mr. Enterline was re-appointed as our Chief Executive Officer effective February 2, 2006. Mr. Enterline had previously served as our Chief Executive Officer from December 2000, when our company was known as Venturi Partners, Inc., until September 30, 2004, when we completed our merger with COMSYS Holding, Inc. The compensation committee intends to determine other material terms of Mr. Enterline’s compensation in the near future.

Michael H. Barker, our Executive Vice President—Field Operations, was entitled to receive a $100,000 cash bonus for fiscal 2005 under the terms of his employment agreement. On February 9, 2006, the compensation committee of our board of directors approved a restricted stock award for Mr. Barker equal to 12,500 shares of our common stock subject to Mr. Barker relinquishing any claims he might have for any other bonus for his 2005 performance. He has agreed to the Committee’s condition for this award and has relinquished any other 2005 bonus claims that he might have. The restricted stock grant will be made under our 2004 Stock Incentive Plan and the 12,500 shares will vest in three substantially equal annual installments beginning on February 9, 2007.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

Date: February 15, 2006	By:	/s/ KEN R. BRAMLETT, JR.
	Name:	Ken R. Bramlett, Jr.
	Title:	Senior Vice President, General Counsel and Corporate Secretary